SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

DDi Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

DDi Corp.
1220 Simon Circle
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend our 2002 Annual Meeting of Stockholders. This Annual Meeting will be held at 10:00 a.m., California time, on Tuesday, May 14, 2002, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, for the following purposes:

1.	To elect four Class II Directors to the Board of Directors to hold office for a term of three years and until their respective successors are elected and qualified.

2.	To consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

3.	To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

The Board of Directors has nominated Robert Guezuraga, Murray Kenney, Bruce D. McMaster and Stephen M. Zide as the nominees for election to the Board of Directors as Class II Directors.

The Board of Directors has fixed the close of business on March 22, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to return a proxy as promptly as possible either by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope or by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. In the event you have returned a proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By	Order of the Board of Directors,

Jos	eph P. Gisch
Secretary

Anaheim, California
April 12, 2002

DDi Corp.
1220 Simon Circle
Anaheim, California 92806

PROXY STATEMENT

The Board of Directors of DDi Corp. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 14, 2002, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, at 10:00 a.m., California time, and at any adjournments thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is April 17, 2002.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on March 22, 2002, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of stock of the Company is its common stock, par value $.01 per share (“Common Stock”). At the Record Date, 47,977,876 shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters. With respect to the election of directors only, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

How To Vote

The Company encourages you to vote promptly. You may vote in one of the following ways:

By Mail.    If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

By Telephone.    If you are located in the U.S., you can vote your proxy by calling the toll-free telephone number on the enclosed proxy card. You may vote your proxy by telephone 24 hours a day through 1:00 p.m. California Time, Monday, May 13, 2002. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return the enclosed proxy card.

By Internet.    You can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. You may vote your proxy by the Internet 24 hours a day through 1:00 p.m. Pacific Time, Monday, May 13, 2002. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Annual Meeting.    The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Joseph P. Gisch, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked, (b) providing subsequent telephone or Internet voting instructions or (c) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” (a) election of the Board’s nominees for Class II Directors, and (b) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy (including a proxy submitted telephone or over the Internet). A majority of the Company’s outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The four nominees receiving the highest number of votes “FOR” a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors) is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

Nominations for Directors for Annual Meeting

The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company by no later than April 3, 2002. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2003 Annual Meeting of stockholders, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2003 Annual Meeting.”

Stockholder Proposals for the Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal to the principal executive offices of the Company by no later than April 2, 2002. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2003 Annual Meeting of Stockholders, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2003 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table contains certain information as of the Record Date regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth below under the caption “Compensation of Executive Officers” (we refer to all these officers as the “Named Executive Officers”) and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (the “SEC”), or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership (1)
Name	Number of Shares Owned(2)	Right to Acquire(3)	Percent of Class(1)(2)(3)
Principal Stockholders:
Capital Research & Management (4)	5,790,000	666,670	13.3%
Entities Affiliated with Franklin Advisors, Inc. (5)	5,001,675	—	10.4%
AXA Financial, Inc. (6)	3,518,800	—	7.3%
SMALLCAP World Fund, Inc. (4)	3,100,000	—	6.5%
Putnam Investments LLC (7) LLC	2,933,462	—	6.1%
Bain Capital Funds (8)	2,717,503	49,162	5.8%
Class II Director Nominees:
Robert Guezuraga	2,000	5,000	*
Murray Kenney	27,303	5,000	*
Bruce D. McMaster	1,002,297	262,150	2.6%
Stephen M. Zide (9)	720,276	7,716	1.5%
Class III Directors:
Mark R. Benham (10)	740,359	26,575	1.6%
Edward W. Conard (11)	725,360	7,716	1.5%
Stephen G. Pagliuca (12)	719,360	7,716	1.5%
Class I Directors:
Prescott Ashe (13)	721,522	7,716	1.5%
David Dominik (12)	719,360	7,716	1.5%
Named Executive Officers:
Bruce D. McMaster	1,125,797	262,150	2.6%
Charles Dimick (14)	714,687	228,245	2.0%
Gregory Halvorson	147,942	94,707	*
Joseph P. Gisch	139,847	89,383	*
Michael Moisan	7,481	62,207	*
Terry Wright	179,513	63,669	*
John Peters (15)	201,783	9,668	*
All Directors and Executive Officers as a group (16 persons)	3,025,234	594,610	7.5%

*	Indicates beneficial ownership of less than 1% of the issued and outstanding Common Stock.

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(3)	Shares that can be acquired through stock option exercises, warrant exercises or the conversion of convertible subordinated notes through May 21, 2002 (within 60 days of the Record Date)

(4)	The mailing address for such stockholder is 333 South Hope Street, Los Angeles, California 90071.

(5)
Represents securities beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by the following and indirect investment advisory subsidiaries (the “Advisor Subsidiaries”) of Franklin Resources, Inc. (“FRI”): (a) Franklin Advisers, Inc.: beneficially holds 3,587,700 shares; and (b) Franklin Private Client Group, Inc. beneficially holds 1,133,828 shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal FRI Shareholders”) each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal FRI Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal FRI Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities. The mailing address for such stockholders is One Franklin Parkway, San Mateo, California 94403.

(6)
Represents shares held by the following two subsidiaries of AXA Financial, Inc.: (a) Alliance Capital Management L.P. holds 3,414,700 shares for investment purposes on behalf of client discretionary investment advisory accounts; and (b) The Equitable Life Assurance Society of the United States holds 104,100 shares for investment purposes. The mailing address for such stockholders is 1290 Avenue of the Americas, New York, New York 10104.

(7)
Represents shares held by the following two subsidiaries of Putnam Investments, LLC which are registered investment advisers, which in turn include securities beneficially held by clients of such investment advisers: (a) Putnam Investment Management, LLC holds 2,159,271 shares; and (b) The Putnam Advisory Company, LLC holds 774,191 shares. The mailing address for such stockholders is One Post Office Square, Boston, Massachusetts 02109.

(8)
Includes shares of Common Stock and warrants to purchase shares of Common Stock, owned by Bain Capital Fund V, L.P. (“Fund V”); Bain Capital Fund V-B, L.P. (“Fund V-B”); BCIP Associates (“BCIP”); and BCIP Trust Associates, L.P (“BCIP Trust”). Fund V beneficially owns 554,425 of these shares and 11,500 warrants. Fund V has sole voting and sole dispositive power with respect to such shares. Fund V-B beneficially owns 1,443,718 of these shares and 29,946 warrants. Fund V-B has sole voting and sole dispositive power with respect to such shares. Bain Capital Partners V, L.P. (“Bain Partners V”), as the sole general partner of Fund V and Fund V-B, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. Bain Capital Investors, LLC (“Bain Investors”), as the sole general partner of Bain Partners, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. BCIP beneficially owns 502,213 of these shares and 4,109 warrants. BCIP has sole voting and sole dispositive power with respect to such shares. BCIP Trust beneficially owns 217,147 of these shares and 3,607 warrants. BCIP Trust has sole voting and sole dispositive with respect to such shares. Bain Investors as the sole member of the management committees of each of BCIP and BCIP Trust, may be deemed to share voting and dispositive power with respect to the shares held by BCIP and BCIP Trust. The address of the Bain Funds is c/o Bain Capital, LLC,  111 Huntington Avenue, Boston, Massachusetts 02199.

(9)
Mr. Zide directly holds 916 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Zide is a partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Zide has neither investment or voting power over these securities. Mr. Zide disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(10)
Mr. Benham directly holds 147,592 shares of Common Stock. Beneficial ownership also includes 592,767 shares of Common Stock and warrants to purchase 26,575 shares of Common Stock owned by Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. Mr. Benham is a managing member of Celerity Partners, L.L.C., which controls each of Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. and, accordingly, may be deemed to have shared investment and voting power with respect to the shares and warrants owned by Celerity Details, L.L.C., Celerity Liquids, L.L.C. and Celerity Dynamo, L.L.C. Mr. Benham disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest. The address of Mr. Benham is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

(11)
Mr. Conard directly holds 6,000 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Conard is a Managing Director of Bain Capital Partners, LLC and a general partner of BCIP and BCIP Trust. Accordingly, Mr. Conard may be deemed to beneficially own shares and warrants owned by such entities. Mr. Conard does not have investment or voting power over these securities. Mr. Conard disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(12)
The shares of Common Stock and warrants included in the table represent shares held by BCIP and BCIP Trust. Mr. Pagliuca is a Managing Director of Bain Capital Partners, LLC and a general partner of BCIP and BCIP Trust, and Mr. Dominik is a general partner of BCIP and BCIP Trust. Accordingly, each of Messrs. Pagliuca and Dominik may be deemed to beneficially own shares and warrants owned by such entities. None of Messrs. Pagliuca and Dominik has investment or voting power over these securities. Each of Messrs. Pagliuca and Dominik disclaims beneficial ownership of any such shares and warrants in which they do not have a pecuniary interest.

(13)
Mr. Ashe directly holds 2,162 shares of Common Stock. The additional shares of Common Stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Ashe is a partner of BCIP and BCIP Trust and accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Ashe has neither investment or voting power over these securities. Mr. Ashe disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(14)	Includes 7,802 shares of Common Stock held by Mr. Dimick’s minor child and 454,546 shares of Common Stock held by Dimick 2001, LLC.

(15)	Includes 900 shares of Common Stock held by Mr. Peters’s minor child.

ELECTION OF DIRECTORS
(Proposal 1)

Under the Company’s Certificate of Incorporation and Bylaws, which provide for a “classified” board of directors, four persons, Robert Guezuraga, Murray Kenney, Bruce D. McMaster and Stephen M. Zide, have been nominated by the Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2005 and until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

The authorized number of directors is currently ten. Currently, there are four Class II directors (Messrs. Guezuraga, Kenney, McMaster and Zide, whose term expires at the Annual Meeting; three Class III directors (Messrs. Benham, Conard and Pagliuca), whose term expires at the 2003 annual meeting of stockholders; two Class I directors (Messrs. Ashe and Dominik), whose term expires at the 2004 annual meeting of stockholders; and one Class I vacancy.

Each of the nominees presently serves as a Class II director and has served continuously as a director of the Company since the date indicated in his biography below. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the four Class II director nominees listed below. The telephone and Internet voting procedures will include instructions on how to withhold your vote from any or all nominees. The board of directors unanimously recommends a vote for the election of Robert Guezuraga, Murray Kenney, Bruce D. McMaster and Stephen M. Zide as Class II directors.

Information About the Class II Director Nominees

The following table sets forth information regarding the Class II director nominees, including age on the date of the Annual Meeting and business experience during the past five years.

Name	Age	Director Since	Principal Occupation and Other Information
Robert Guezuraga	52	2001
Mr. Guezuraga has been Senior Vice President and President, Cardiac Surgery, of Medtronic, Inc. a medical technology company since August 1999. From September 1998 to August 1999, he served as Vice President and General Manager of Medtronic Physio-Control International, Inc., a subsidiary of Medtronic that manufactures, sells and services external defibrillators and related medical equipment and accessories. From August 1994 to September 1998 he served as President and Chief Operating Officer of Physio-Control International, Inc., a medical equipment manufacturer. Prior to that, Mr. Guezuraga served as President and CEO of Positron Corporation from 1987 to 1994 and held various management positions within General Electric Corporation, including GE’s Medical Systems division.

Murray Kenney	45	2001
Mr. Kenney has been a private investor since 1999. From 1992 to 1999, Mr. Kenney was a Managing Director and Co-Founding Partner of Indosuez Capital, the merchant banking unit of Credit Agricole Indosuez, a French financial institution. From 1990 to 1992, Mr. Kenney was with Peter J. Solomon Company, a financial advisory firm. From 1986 to 1990, he was Vice President, Corporate Finance with Drexel Burnham Lambert Incorporated, an investment bank.

Bruce D. McMaster	40	1997
Mr. McMaster has served as President of the Company since 1991 and as a Director and Chief Executive Officer since 1997. Before becoming President of the Company, Mr. McMaster worked in various management capacities in the Company’s engineering and manufacturing departments. Mr. McMaster also serves as President and Chief Executive Officer of the Company’s subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated.

Stephen M. Zide	42	1997
Mr. Zide has been a Managing Director at Bain Capital, a private equity investment firm that is affiliated with a group of investment funds that is one of the Company’s principal stockholders (“Bain Capital”) since 2001. From 2000 to 2001, he was a principal at Bain Capital. From 1998 to 2000, he was a managing director at Pacific Equity Partners, a private investment firm that specializes in companies located in Australia and New Zealand. He was an associate at Bain Capital from 1997 to 1998. From 1992 to 1995, he was a partner at the law firm of Kirkland & Ellis. Mr. Zide also serves as a director of Alliance Laundry Systems, L.L.C. and Maxim Crane Works.

Information About the Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class III or Class I Directors and are continuing in office as directors of the Company.

Class III Directors—Term Expiring at the 2003 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Mark R. Benham	51	1998
Mr. Benham has been a partner at Celerity Partners, L.L.C., a private equity investment firm that he co-founded, since 1992. Previously he was a senior investment officer of Citicorp Venture Capital, Ltd., a private equity investment firm, and prior to that he was an advisor to Yamaichi UniVen Co., Ltd., the venture capital subsidiary of Yamaichi Securities International. Mr. Benham is a director of Rapid Design Service, Inc., SMTC Corporation and Starcom Holdings, Inc.

Edward W. Conard	45	1997
Mr. Conard has been a managing director of Bain Capital since March 1993. From 1990 to 1992, Mr. Conard was a director of Wasserstein Perella, an investment banking firm that specializes in mergers and acquisitions. Prior to that, he was a vice president at Bain & Company, a consulting company, where he headed the firm’s operations practice area. Mr. Conard also serves as a director of Waters Corporation, Broder Bros., Alliance Laundry Systems, L.L.C., ChipPAC, Inc., Medical Specialties, Inc. and U.S. Synthetic.

Stephen G. Pagliuca	47	2000
Mr. Pagliuca joined Bain Capital in 1989 and has been a managing director of Bain Capital since May 1993. Prior to joining Bain Capital, Mr. Pagliuca was a partner at the consulting firm Bain & Company. Mr. Pagliuca also worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company, an accounting firm, in the Netherlands. He is also a director of Gartner Group, Epoch Senior Living, Dade Behring Inc., Datek Online Holdings, Island Holding Company, IOS Brands Corporation and FTD.COM Inc.

Class I Directors—Term Expiring at 2004 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Prescott Ashe	35	1997
Mr. Ashe is a managing director of Golden Gate Capital, a private equity investment firm which he co-founded in 2000. He was principal at Bain Capital from June 1998 until May 2000 and was an associate at Bain Capital from December 1992 to June 1998. Prior to that, he was an analyst at Bain Capital, Inc. and a consultant at Bain & Company, a consulting firm. Mr. Ashe also serves as a director of two of the Company’s subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated as well as Integrated Circuit Systems, Inc.

David Dominik	45	1998
Mr. Dominik has been a managing director of Golden Gate Capital, a private equity investment firm he co-founded, since 2000. He has also been a special limited partner of Bain Capital since 2000. He was a managing director of Bain Capital, Inc. from 1990 until March 2000. From 1986 to 1990, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and was assistant to the chairman of Genzyme Corporation, a biotechnology firm, from 1984 to 1986. From 1982 to 1984, he worked as a management consultant at Bain & Company, a consulting firm. Mr. Dominik also serves as a director of two of the Company’s subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated, as well as Integrated Circuit Systems, Inc. and Thermawave, Inc.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

The Board of Directors manages the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Nominating Committee and a Compensation Committee whose functions are briefly described below. The directors are kept informed of the Company’s operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

During the fiscal year ended December 31, 2001 (the “fiscal year” or “fiscal 2001”), the Board of Directors met on six (6) occasions.

Audit Committee.    The Audit Committee evaluates the performance of, and makes recommendations to the Board of Directors regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews the independence of the independent auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews such audit results with the independent auditors. The Audit Committee reviews with management and the Company’s independent auditors the Company’s interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is also responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K.

The members of the Audit Committee are Mark R. Benham, Robert Guezuraga and Murray Kenney (Chairman). With the exception of Mark R. Benham, each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”). Mr. Benham does not qualify as an independent director under such definition due to his ownership interest and management position in Celerity Partners, L.L.C., a private equity fund to which the Company has paid approximately $400,000 in advisory fees over the past three years. The Board of Directors appointed Mr. Benham to the Audit Committee in accordance with section 4350(d)(2)(B) of the Nasdaq Rules, which allows for the appointment of one director to the Audit Committee who is not independent. In so doing, the Board determined that Mr. Benham’s position as a long-time financial advisor to the Company, his professional training and experience in private equity and investment banking, and, in particular, his involvement and understanding of the Company’s past restructuring and acquisitions, give him a valuable perspective on the Company’s history and operations and make him uniquely qualified to analyze and understand the financial and accounting issues which the Company is presented from time to time, and to advise the other Committee members on the accounting and financial reporting functions of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors. During the Fiscal Year, the Audit Committee met on five occasions and acted by unanimous written consent on nine occasions.

Compensation Committee.    The Compensation Committee provides a general review of the Company’s compensation and benefit plans to ensure that they meet corporate objectives, reviews the chief executive officer’s recommendations on compensation of the Company’s officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The Compensation Committee also administers the Company’s stock plans. The members of the Compensation Committee are Prescott Ashe, Mark R. Benham, Edward W. Conard (Chairman) and Stephen G. Pagliuca. The Compensation Committee did not meet during the Fiscal Year; however, the Compensation Committee acted by unanimous written consent on nine occasions.

Nominating Committee.    The Nominating Committee advises and makes recommendations to the board of directors on all matters concerning the selection of candidates as nominees for election as directors. The members of the Nominating Committee are Edward W. Conard (Chairman), Stephen G. Pagliuca, Stephen M. Zide and Bruce D. McMaster. The Nominating Committee did not meet during the Fiscal Year.

With the exception of Messrs. Ashe and Benham, each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year (held during the period for which he has been a director). With the exception of Mr. Benham, each of the incumbent directors who was a member of a Board committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the fiscal year (held during the period that he served).

Compensation of Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. Prior to March 2001, the Company did not pay any renumeration to the Company’s non-employee directors.

Cash Compensation.    Effective as of March 2001, each non-employee director who is “independent” under the Nasdaq Rules is entitled to receive $2,000 for each Board meeting that he attended. Each independent non-employee director is also entitled to receive $2,000 for each committee meeting that he attended in person or telephonically. In addition, each independent non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings. In fiscal 2001, the Company paid Messrs. Guezuraga and Kenney $16,000 each for attendance at board and committee meetings.

Stock Options.    Upon their election as non-employee directors in March 2001, Messrs. Guezuraga and Kenney were each granted an option to purchase 20,000 shares of Common Stock at an exercise price of $20.375 per share. The exercise price for all the options granted to Messrs. Guezuraga and Kenney was based upon the fair market value of Common Stock on the date of grant. On an ongoing basis, (a) the Company intends to grant to each independent non-employee director an option to purchase 20,000 shares of Common Stock upon such director’s initial election to the Board of Directors, which vests over a four-year period, and (b) the Company intends to grant to each independent non-employee director who remains on the Board of Directors an option to purchase an additional 2,500 shares of Common Stock effective at the close of business on each anniversary of the commencement of such director’s initial election to the Board.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal 2)

Selection of Independent Auditors

Consistent with the recommendation of the Audit Committee, the Board selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 and has directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

The Board of Directors unanimously recommends a vote in favor of the ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Relationship of the Company with Independent Public Accountants

During fiscal 2001, PricewaterhouseCoopers also was engaged by the Company to provide certain consulting services.

Audit Fees.    The Company paid PricewaterhouseCoopers LLP $516,000 in aggregate fees and expenses for the 2001 annual audit and for review of the Company’s financial statements included in its Form 10-Q’s for the fiscal year.

Financial Information Systems Design and Implementation Fees.    The Company did not make any payments to PricewaterhouseCoopers LLP for financial information systems design and implementation services for the fiscal year.

All Other Fees.    The Company paid PricewaterhouseCoopers LLP $1,710,000 for all other services, including preparation of financial statements for the Company’s February 2001 public offering, due diligence and auditing services related to some of the Company’s acquisitions and tax research and consulting services for the fiscal year.

The Audit Committee considered whether, and determined that, the independent auditors’ provision of non-audit services was compatible with maintaining the auditor’s independence.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

Su	bmitted by the Audit Committee:

Ma	rk R. Benham
Ro	bert Guezuraga
Mu	rray Kenney (Chairman)

COMPENSATION OF EXECUTIVE OFFICERS

The Company is required by the SEC to disclose compensation earned during the last three fiscal years by (a) the Company’s Chief Executive Officer; (b) the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2001; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal 2001; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

Accordingly, the following sections disclose information regarding compensation earned during the last three fiscal years by (a) Bruce McMaster, the Company’s Chief Executive Officer; (b) Charles Dimick, Joseph Gisch, Michael Moisan and Terry Wright, the four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2001 and whose salary and bonus exceeded $100,000; and (c) Gregory Halvorson and John Peters, for whom disclosure would be required as two of the Company’s most highly-compensated executive officers, but for the fact that they were not serving as executive officers of the Company at the end of fiscal 2001. All of these officers are referred to in this Proxy Statement as the “Named Executive Officers.” The Company first became a reporting Company, pursuant to Section 13(a) of the Exchange Act, during Fiscal 2000.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)		Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensation($)
Bruce D. McMaster.	2001	441,475	—	—	*	—	80,000	103,519	(1)
President and Chief	2000	476,731	1,232,500	—	*	—	96,000	79,712	(1)
Executive Officer	1999	450,987	42,500	—	*	—	—	266,721	(1)

Charles D. Dimick	2001	450,821	—	—	*	—	80,000	1,780	(3)
Former Chairman (2)	2000	473,846	1,232,500	—	*	—	96,000	396,718	(3)
	1999	447,408	42,500	—	*	—	—	471,971	(3)

Joseph P. Gisch. Chief	2001	273,060	—	—	*	—	110,000	16,529	(4)
Financial Officer	2000	288,558	580,000	—	*	—	57,500	13,297	(4)
	1999	271,307	20,000	—	*	—	—	43,271	(4)

Michael Moisan.	2001	289,126	—	—	*	—	137,500	3,323	(5)
Vice President,	2000	251,923	362,250	—	*	—	53,400	1,062	(5)
Operations—West Coast	1999	203,077	45,000	—	*	—	11,228	5,631	(5)

Terry L. Wright	2001	260,060	—	—	*	—	77,500	21,460	(6)
Vice President and Chief	2000	226,265	441,320	—	*	—	38,400	17,198	(6)
Technology Officer	1999	192,109	20,000	—	*	—	—	55,389	(6)

Gregory Halvorson.	2001	278,434	—	—	*	—	40,000	367,492	(8)
Former Vice President,	2000	311,233	580,000	—	*	—	57,500	1,745,012	(8)
Operations (7)	1999	271,287	20,000	—	*	—	—	249,825	(8)

John Peters.	2001	279,314	—	—	*	—	40,000	89,052	(10)
Former Vice President,	2000	374,185	1,232,500	—	*	—	58,000	278,168	(10)
Sales and Marketing (9)	1999	329,926	42,500	—	*	—	—	138,790	(10)

*	The aggregate amount of perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer.

(1)
Other compensation for 2001 consisted of: (a) $102,457 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster. Other compensation for 2000 consisted of: (a) $78,650 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster. Other compensation for 1999 consisted of: (a) $265,659 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster.

(2)	Mr. Dimick served as the Company’s Chairman until December 31, 2001. Mr. Dimick is currently a part-time non-officer employee of the Company.

(3)
Other compensation for 2001 consisted of: (a) $750 representing Company contributions for Mr. Dimick’s account under the Company’s 401(k) Plan; and (b) $1,030 representing term life insurance premiums paid by the Company for the benefit of Mr. Dimick. Other compensation for 2000 consisted of: (a) $387,496 representing deferred cash distributions made in connection with the exchange of options to purchase shares

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

of common stock of Dynamic Circuits, Inc. (“DCI”) for options to purchase shares of Common Stock; (b) $7,442 representing payments under the Company’s cash bonus plan made at the time of the exercise of options to purchase shares of common stock which were granted in connection with the merger of DCI with Dynamic Details, Incorporated, one of the Company’s subsidiaries; (c) $750 representing Company contributions for Mr. Dimick’s account under the Company’s 401(k) Plan; and (d) $1,030 representing term life insurance premiums paid by the Company for the benefit of Mr. Dimick. Other compensation for 1999 consisted of: (a) $464,994 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $5,197 representing payments under the Company’s cash bonus plan made at the time of the exercise of options to purchase shares of Common Stock which were granted in connection with the merger of DCI with Dynamic Details, Incorporated, one of the Company’s subsidiaries; (c) $750 representing Company contributions for Mr. Dimick’s account under the Company’s 401(k) Plan; and (d) $1,030 representing term life insurance premiums paid by the Company for the benefit of Mr. Dimick.

(4)
Other compensation for 2001 consisted of: (a) $15,467 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch. Other compensation for 2000 consisted of: (a) $12,235 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch. Other compensation for 1999 consisted of: (a) $45,209 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch.

(5)
Other compensation for 2001 consisted of: (a) $2,281 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Moisan’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan. Other compensation for 2000 consisted of: (a) $750 representing Company contributions for Mr. Moisan’s account under the Company’s 401(k) Plan; and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan. Other compensation for 1999 consisted of: (a) $4,569 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Moisan’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan.

(6)
Other compensation for 2001 consisted of: (a) $20,398 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Wright’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright. Other compensation for 2000 consisted of: (a) $16,136 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Wright’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright. Other

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

compensation for 1999 consisted of: (a) $16,136 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Wright’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright.

(7)	Mr. Halvorson served as the Company’s Vice President, Operations until September 30, 2001. Mr. Halvorson continued to be employed by the Company as a non-officer employee until November 30, 2001.

(8)
Other compensation for 2001 consisted of: (a) $188,109 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $750 representing Company contributions for Mr. Halvorson’s account under the Company’s 401(k) Plan; (c) 1,640 representing term life insurance premiums paid by the Company for the benefit of Mr. Halvorson; and (d) $177,083 representing payments pursuant to the terms of a separation agreement between the Company and Mr. Halvorson. Other compensation for 2000 consisted of: (a) $251,133 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $1,491,489 representing payments under the Company’s cash bonus plan made at the time of the exercise of options to purchase shares of Common Stock which were granted in connection with the merger of DCI with Dynamic Details, Incorporated, one of the Company’s subsidiaries; (c) $8,060 representing realized value of 1,046 shares of Common Stock acquired under the Employee Stock Purchase Plan; (d) $750 representing Company contributions for Mr. Halvorson’s account under the Company’s 401(k) Plan; and (e) $1,640 representing term life insurance premiums paid by the Company for the benefit of Mr. Halvorson. Other compensation for 1999 consisted of: (a) $313,663 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $5,848 representing payments under the Company’s cash bonus plan made at the time of the exercise of options to purchase shares of common stock which were granted in connection with the merger of DCI with Dynamic Details, Incorporated, one of the Company’s subsidiaries; (c) $750 representing Company contributions for Mr. Halvorson’s account under the Company’s 401(k) Plan; and (d) $1,640 representing term life insurance premiums paid by the Company for the benefit of Mr. Halvorson.

(9)	Mr. Peters served as the Company’s Vice President, Sales and Marketing until September 14, 2001.

(10)
Other compensation for 2001 consisted of: (a) $87,172 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $750 representing Company contributions for Mr. Peters’s account under the Company’s 401(k) Plan; and (c) $1,130 representing term life insurance premiums paid by the Company for the benefit of Mr. Peters. Other compensation for 2000 consisted of: (a) $147,401 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $128,887 representing payments under the Company’s cash bonus plan made at the time of the exercise of options to purchase shares of common stock which were granted in connection with the merger of DCI with Dynamic Details, Incorporated, one of the Company’s subsidiaries; (c) $750 representing Company contributions for Mr. Peters’s account under the Company’s 401(k) Plan; and (d) $1,130 representing term life insurance premiums paid by the Company for the benefit of Mr. Peters. Other compensation for 1999 consisted of: (a) $168,439 representing deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of Common Stock; (b) $1,411 representing payments under the Company’s cash bonus plan made at the time of the exercise of options to purchase shares of Common Stock which were granted in connection with the merger of DCI with Dynamic Details, Incorporated, one of the Company’s subsidiaries; (c) $750 representing Company contributions for Mr. Peters’s account under the Company’s 401(k) Plan; and (d) $1,130 representing term life insurance premiums paid by the Company for the benefit of Mr. Peters.

Stock Options

Stock Option Grants.    The following table shows stock option grants to the Named Executive Officers during fiscal 2001.

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options/SARs Granted(#)(1)		Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(2)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name						5%($)	10%($)
Bruce D. McMaster	80,000	(4)	3.0%	17.26	04/17/2011	868,378	2,200,640

Charles D. Dimick	80,000	(4)	3.0%	17.26	04/17/2011	868,378	2,200,640

Joseph P. Gisch	40,000	(5)	1.5%	17.26	04/17/2011	434,189	1,100,320
	70,000	(6)	2.6%	7.02	10/03/2011	309,039	783,165

Michael Moisan	27,500	(7)	1.0%	17.26	04/17/2011	298,505	756,470
	10,000	(8)	0.4%	18.53	07/23/2011	116,534	295,320
	100,000	(9)	3.7%	7.02	10/03/2011	441,484	1,118,807

Terry Wright	27,500	(10)	3.0%	17.26	04/17/2011	868,378	2,200,640
	50,000	(11)	1.9%	7.02	10/03/2011	220,742	559,404

John Peters	40,000	(12)	1.5%	17.26	04/17/2011	434,189	1,100,320

Greg Halvorson	40,000	(13)	1.5%	17.26	04/17/2011	434,189	1,100,320

(1)
These options vest as follows: 25% on each of the first and second anniversaries of grant and the remaining 50% in eight equal quarterly installments beginning three months after the second anniversary of grant. Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2)	All options were granted at the fair market value on the date of grant.

(3)
The Company is required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent the Company’s estimate or projection of the future Common Stock price. If the Common Stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(4)	Consists of 5,793 incentive stock options and 74,297 nonqualified stock options.

(5)	Consists of 5,361 incentive stock options and 34,639 nonqualified stock options.

(6)	Consists of 1,954 incentive stock options and 68,046 nonqualified stock options.

(7)	Consists of 3,438 incentive stock options and 24,062 nonqualified stock options.

(8)	Consists of 1,875 incentive stock options and 8,125 nonqualified stock options.

(9)	Consists of 758 incentive stock options and 99,242 nonqualified stock options.

(10)	Consists of 5,604 incentive stock options and 21,896 nonqualified stock options.

(11)	Consists of 5,792 incentive stock options and 44,208 nonqualified stock options.

(12)	Consists of 4,527 incentive stock options and 35,473 nonqualified stock options.

(13)	Consists of 5,318 incentive stock options and 34,682 nonqualified stock options.

Option Exercises/Fiscal Year End Value.    The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during fiscal 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce D. McMaster	—	—	218,150	152,000	533	—
Charles D. Dimick	—	—	184,245	152,000	1,507,355	—
Joseph P. Gisch	—	—	65,008	153,125	197,400	—
Michael Moisan	—	—	44,327	224,919	215,738	327,244
Terry L. Wright	25,339	546,410	47,194	106,300	—	141,000
John Peters	40,000	197,920	27,199	—	101,905	—
Greg Halvorson	53,890	603,313	94,707	—	147,587	—

(1)	Represents the positive difference between the closing price of the Common Stock on the date of exercise and the exercise price of the options.

(2)	Represents the positive difference between the closing price of the Common Stock on Friday, December 29, 2000 (the last stock trading day of the Fiscal Year) and the exercise price of the options.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Effective September 30, 2001, Gregory Halvorson resigned as the Company’s Vice President, Operations. In connection with Mr. Halvorson’s resignation, the Company entered into a separation agreement with Mr. Halvorson. Pursuant to the agreement, Mr. Halvorson agreed to continue as an employee (but not an officer) for a limited of period of time for the purpose of effecting a transition of his responsibilities to a successor. Mr. Halvorson’s employment terminated on November 30, 2001. Under the terms of the agreement, the Company agreed to make a cash payment of $50,000 to Mr. Halvorson as bonus for remaining employed with the Company through October 31, 2001. In addition, upon Mr. Halvorson remaining employed with the Company through November 30, 2001, (a) the Company agreed to pay Mr. Halvorson an additional $50,000 bonus; (b) the unvested portion of outstanding options to purchase Common Stock granted to Mr. Halvorson in July 1998 in connection with the merger with Dynamic Circuits, Inc. became vested in full, (c) the unvested options granted to Mr. Halvorson pursuant to the DDi Corp. 2000 Equity Incentive Plan vested on a pro-rata basis through November 30, 2001, (d) the Company agreed to pay Mr. Halvorson a sum of $250,000 in equal monthly installments for the period commencing December 1, 2001 through September 18, 2001, (e) the Company agreed to continue to make the remaining unpaid deferred payments under Mr. Halvorson’s employment agreement, and (f) the Company agreed to pay Mr. Halvorson an additional $125,000. Under the agreement, Mr. Halvorson shall have until one year following the termination of his employment to exercise all vested and accelerated options. In addition, the Company agreed that the non-compete clause under the non-compete agreement between Mr. Halvorson and the Company would remain effective until September 18, 2002.

Mr. Dimick was employed as Chairman of the Company and as President of Dynamic Details Incorporated, Silicon Valley, one of the Company’s operating subsidiaries, pursuant to an agreement dated July 23, 1998. After the employment agreement expired in July 2001, the Company continued to employ Mr. Dimick on an at-will basis on substantially the same terms. Under the employment agreement, Mr. Dimick was entitled to an initial annual base salary of $420,000, subject to increases during the remainder of the contract. His 2001 base salary was $505,000. Commencing in July 2001, in connection with a company-wide salary reduction, Mr. Dimick’s base salary was reduced to $379,000. In addition, Mr. Dimick was eligible for an annual bonus based upon the achievement of EBITDA targets. Mr. Dimick also entered into a non-compete agreement with the Company which contains customary confidentiality provisions and a non-compete clause effective for the duration of the term of the agreement.

Effective December 31, 2001 (the “Resignation Date”), Charles Dimick resigned as the Company’s Chairman and as a director. In connection with Mr. Dimick’s resignation, the Company entered into a separation agreement with Mr. Dimick. Pursuant to the agreement, Mr. Dimick agreed to continue as a part-time employee (but not an officer) from the Resignation Date through March 31, 2002 (the “Continuation Period”). Under the terms of the agreement, the Company agreed to continue to pay Mr. Dimick his annual salary of $379,000 during the Continuation Period and for an additional 12 months thereafter. In addition, under the agreement, (a) the Company agreed to continue to provide certain employee benefits to Mr. Dimick during the Continuation Period and to pay Mr. Dimick’s premiums in connection with the Company’s group medical insurance plans in accordance with COBRA through March 2003, and (b) the unvested portions of options granted to Mr. Dimick pursuant to the DDi Corp. 2000 Equity Incentive Plan were accelerated to become fully exercisable on March 31, 2002. Under the agreement, Mr. Dimick shall have until March 31, 2003 to exercise all vested options that were out-of-the-money on December 4, 2001 and all of the accelerated options. In addition, the Company agreed that the non-compete clause under the non-compete agreement between Mr. Dimick and the Company would remain effective until September 30, 2002. Mr. Dimick continues to be employed by the Company on a part time project-by-project basis.

None of the Company’s Named Executive Officers is currently a party to an employment agreement with the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2001, the Company’s Compensation Committee was comprised of Prescott Ashe, Mark R. Benham, Edward W. Conard, and Stephen Pagliuca. No member of the Compensation Committee has ever been an officer of the registrant or any of its subsidiaries.

In March 2000, the Company entered into a stockholders agreement with a number of the Company’s stockholders, including: (a) Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the “Bain Funds”); (b) Chase Manhattan Capital, L.P.; (c) Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C. (the “Celerity Funds”); (d) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph P. Gisch; and (e) former shareholders of MCM Electronics. Under the stockholders agreement, the Company granted registration rights with respect to the shares of Common Stock held by these stockholders. The Bain Funds are one of the Company’s largest stockholders, and three members of the Compensation Committee are or were affiliated with the Bain Funds. Edward W. Conard and Stephen G. Pagliuca are affiliated with the Bain Funds. Prescott Ashe was formerly affiliated with the Bain Funds. The Celerity Funds were one of the Company’s principal stockholders until October 2000, and one member of the Compensation Committee, Mark R. Benham, is a partner of Celerity Partners, LLC.

Since April 2001, Sankaty High Yield Asset Partners, L.P. (“Sankaty”), an affiliate of the Bain Funds, has been acting as the Company’s agent in connection with the Company’s repurchases from time-to-time in the open market of DDi Capital senior discount notes. The Company has agreed to pay Sankaty a fee equal to 0.5% of the face value of the notes that the Company repurchases. During 2001, the Company paid Sankaty fees totaling approximately $235,000 in connection with such repurchases.

Investment funds associated with Bain Capital, Inc. and Celerity Partners, LLC are also stockholders of SMTC Corporation, one of the Company’s customers. The Company’s sales to SMTC Corporation, which totaled approximately $2.1 million or approximately 0.6% of the Company’s net sales during 2001, are on terms equivalent to those made available to the Company’s other customers. One member of the Compensation Committee, Mark R. Benham, is a partner of Celerity Partners, LLC and also serves as a director of SMTC Corporation.

The Company paid Celerity Partners, LLC a fee of $192,492 during 2001 in connection with the Company’s acquisition of Automata International, Inc. One member of the Compensation Committee, Mark R. Benham, is a partner of Celerity Partners, LLC.

Report of the Compensation Committee

This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

During fiscal 2001, the Board of Directors and the Compensation Committee each participated in the determination of compensation of the Company’s officers, including the Company’s executive officers and the Company’s Chief Executive Officer. The Compensation Committee’s role was to administer the Company’s stock option plans.

The Board of Directors and the Compensation Committee view the compensation process to be evolutionary. Recognizing that this is a complex area and that there is no perfect program that meets the needs of every company, change should be expected from time to time. The Board and the Compensation Committee evaluate performance in a changing economic and regulatory environment against the backdrop of the Company’s evolution as a leading provider of electronic design, development and manufacturing services to original equipment manufacturers and to other providers of electronics manufacturing services.

During fiscal 2001, the Company’s compensation philosophy for all of the Company’s executive officers was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide variable compensation components (including short and long-term incentive awards) which are linked with the Company’s performance and that align executive remuneration with the interests of the stockholders; and (c) provide a benefits package which is competitive with similarly situated companies.

Tax Law Limits On Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

Compensation Program Components

In fiscal 2001, the components of the Company’s executive compensation program consisted of (a) base salary; (b) the opportunity to earn a year-end bonus determined under several incentive bonus programs; (c) awards under the Company’s discretionary stock option plans; and (d) discretionary contributions under the Dynamic Details, Inc. 401(k) Plan (the “401(k) Plan”).

In fiscal 2001, there were no awards of compensation to the Chief Executive Officer or the Company’s other executive officers which were directly related to the Company’s performance. However, the Board and the Compensation Committee consider the Company’s performance as a factor in granting the number of stock options and making determinations regarding annual base salary. Of course, the compensation benefits related to stock option grants are related to the Company’s performance as reflected in the price of the Common Stock underlying the option.

Base Salary.    To date, base salary determinations for the Company’s Chief Executive Officer and all of the Company’s other executive officers have been set based upon the Board’s evaluation of performance and competitive market conditions. In July 2001, in response to the downturn in the communication industry and the Company’s results of operations, the Board of Directors adopted a salary reduction program which reduced base salaries of substantially all of the Company’s employees on a sliding scale basis with the largest percentage reduction being applied to the highest paid employees, including the Chief Executive Officer. After taking into account the salary reduction, the Company’s Chief Executive Officer’s salary was reduced effective July 1, 2001 by 25%, an effective 20% reduction from his fiscal 2000 base salary.

Incentive Bonus Plan.    In fiscal 2001, the Company offered bonus compensation to the Company’s officers, including the Chief Executive Officer and the Company’s other executive officers and certain other employees, under several incentive bonus plans. Participants, including the Chief Executive Officer, who have operational or sales-related responsibilities participate in one or more incentive bonus plans that are based upon operational performance. Under these plans, a target bonus is established annually for each participant, and the participant receives a percentage of the target bonus based upon the achievement of either targeted revenues, sales or bookings (on either a divisional or company-wide basis, depending upon the particular plan), subject to adjustment for operational factors such as on time delivery and manufacturing yield percentage (the “Operational Bonus Plans”). Participants, including the Chief Executive Officer, who have corporate responsibilities, participate in a corporate incentive bonus plan pursuant to which a participant receives a percentage of a target bonus calculated by comparing actual adjusted earnings per share of the Company’s Common Stock with targeted earnings per share (the “Management Bonus Plan”). The individual targets and the earnings per share targets are set annually by the Board. These bonus plans (a) recognize that management’s contribution to stockholders returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for the Company’s executive officers and to attract and retain qualified personnel. The targets for the Operational Bonus Plans and the Management Bonus Plan were established in fiscal 2001 by the Board of Directors. Payments under these bonus plans, if any, are made quarterly according to a formula established by the Board for the first three quarters in the year in which the bonus is earned, with a final bonus payment being made in the fiscal year subsequent to the fiscal year in which the bonus was earned. Each bonus plan was administered by the Board of Directors and is subject to change or termination by the Board at any time. In fiscal 2001, no bonus amounts were earned by any participant in the Operational Bonus Plans or the Management Bonus Plan. However, portions of the bonus amounts earned in fiscal 2000 were paid in fiscal 2001 to participants in such plans, including the Company’s Chief Executive Officer.

Stock Options.    In fiscal 2001, the Compensation Committee awarded 80,000 options to purchase shares of Common Stock to the Company’s Chief Executive Officer and options to purchase an aggregate of 710,000 shares of Common Stock to the Company’s other executive officers. To date, the Board and the Compensation Committee has viewed the options program as a necessary supplement to the base salary to provide a competitive compensation package as well as a reward and an incentive for superior on-the-job performance. See the table under this caption “Compensation of Executive Officers—Stock Options—Option/SAR Grants in Last Fiscal Year” herein.

401(k) Plan.    All of the Company’s employees, including the Company’s Chief Executive Officer, who are at least 21 years of age and who have completed 90 days of service are eligible to participate in the Company’s 401(k) Plan, a plan which is intended to qualify under Sections 401(a) and 401(k) of the Code. Participants in the 401(k) Plan may make effective salary reduction contributions to the 401(k) Plan of up to 15% of their annual compensation, not to exceed $10,500 in fiscal 2001, as adjusted for inflation. In addition, the Company also may contribute additional amounts determined in the Company’s sole discretion. The level of the Company’s contributions is related to the Company’s financial ability to make a contribution and the competitive compensation packages offered to employees at comparable companies. Employee contributions and the Company’s contributions, if any, are fully vested and non-forfeitable at all times. Benefits under the 401(k) Plan generally become payable upon separation from service, retirement, death or disability. In fiscal 2001, of the Company’s executive officers participated in the 401(k) Plan. The Company made a contribution to the 401(k)

Plan in fiscal 2001 in the amount of $750 for the benefit of the Chief Executive Officer and in the aggregate amount of $6,750 for the benefit of the other executive officers.

DDi Corp.
BOARD OF DIRECTORS

Prescott Ashe (1)
Mark R. Benham (1)
Edward W. Conard (1)
David Dominik
Robert Guezuraga
Murray Kenney
Bruce D. McMaster
Stephen G. Pagliuca (1)
Stephen M. Zide

(1) Member of the Compensation Committee.

Performance Graph

The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Company’s Common Stock has been publicly traded since April 12, 2000. Prior to such date, there was no established market for the Company’s Common Stock. The following graph compares the cumulative total stockholder return on the Company’s Common Stock since April 12, 2000 with the cumulative total return on (a) the Nasdaq Composite Index, (b) the S&P 500 Index, and (c) the Standard and Poor Electronics Component Index. The comparison assumes $100 was invested on April 12, 2000, in DDi Corp. stock and in each of the indices shown and assumes that all of the dividends were reinvested.

The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

Comparison of Cumulative Total Return

	DDi Corp.	S&P 500 Index	S&P Electronics Component Index	Nasdaq Composite Index
4/12/00	$100.00	$100.00	$100.00	$100.00
6/30/00	$216.89	$99.14	$60.94	$105.21
9/29/00	$336.76	$97.91	$52.04	$89.39
12/29/00	$207.38	$89.99	$72.19	$65.54
3/30/01	$128.46	$79.09	$136.34	$48.82
6/29/01	$152.21	$83.45	$146.72	$57.31
9/28/01	$59.67	$70.95	$94.08	$39.76
12/31/01	$74.89	$78.25	$128.88	$51.74

TRANSACTIONS WITH MANAGEMENT
AND OTHERS

In March 2000, the Company entered into a stockholders agreement with a number of the Company’s stockholders, including: (a) Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the “Bain Funds”); (b) Chase Manhattan Capital, L.P.; (c) Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C. (the “Celerity Funds”); (d) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph P. Gisch; and (e) former shareholders of MCM Electronics. Under the stockholders agreement, the Company granted registration rights with respect to the shares of the Company’s Common Stock held by these stockholders. The Bain Funds are one of the Company’s largest stockholders, and five of the Company’s directors are or were affiliated with the Bain Funds. Edward W. Conard, Stephen G. Pagliuca and Stephen M. Zide are affiliated with the Bain Funds. David Dominik and Prescott Ashe were formerly affiliated with the Bain Funds. The Celerity Funds were one of the Company’s principal stockholders until October 2000,and one of the Company’s directors, Mark R. Benham, is a partner of Celerity Partners, LLC. Until January 2001, Chase Manhattan Capital, LLC, was one of the Company’s principal stockholders.

In connection with the exercise of certain options in 2000, the Company accepted as payment from Gregory Halvorson, the Company’s former Vice President, Operations, a note bearing interest at 6.46% per annum. The loan was repaid in full in January 2002. The note had a term of 10 years. The loan was collateralized by a pledge of the shares purchased by Mr. Halvorson, and Mr. Halvorson was required to use any proceeds he received from the sale of the stock to repay his loan obligations. Mr. Halvorson had an outstanding loan balance due to us, excluding accrued interest, at December 31, 2001 of approximately $100,000. The largest amount due to the Company during 2001 from Mr. Halvorson pursuant to this loan was approximately $110,000.

Since April 2001, Sankaty High Yield Asset Partners, L.P. (“Sankaty”), an affiliate of the Bain Funds, has been acting as the Company’s agent in connection with the Company’s repurchases from time-to-time in the open market of DDi Capital senior discount notes. The Company has agreed to pay Sankaty a fee equal to 0.5% of the face value of the notes that the Company repurchases. During 2001, the Company paid Sankaty fees totaling approximately $235,000 in connection with such repurchases.

Chase Manhattan Capital, LLC, which until January 2001 was one of the Company’s principal stockholders, is an affiliate of JPMorgan Chase Bank, which serves as the administrative agent and participates as a lender under the senior credit facility of one of the Company’s operating subsidiaries, Dynamic Details, Incorporated, and is a counterparty to one of the Company’s interest rate exchange agreements, under terms similar to those of the other participants and counterparties.

Investment funds associated with Bain Capital Partners, LLC and Celerity Partners, LLC are also stockholders of SMTC Corporation, one of the Company’s customers. The Company’s sales to SMTC Corporation, which totaled approximately $2.1 million or approximately 0.6% of the Company’s net sales during 2001, are on terms equivalent to those made available to the Company’s other customers. One of the Company’s directors, Mark Benham, serves as a director of SMTC Corporation.

The Company paid Celerity Partners, LLC a fee of $192,492 during 2001 in connection with the Company’s acquisition of Automata International, Inc. One of our directors, Mark R. Benham, is a partner of Celerity Partners, LLC.

On November 16, 2001, Dynamic Details Incorporated Silicon Valley (“DDISV”) entered into an Amendment to Lease with D&D Tarob Properties, LLC, an entity owned or controlled by Charles Dimick, then Chairman of DDi Corp. and member of the Board of Directors of DDi Corp. Under the terms of the amendment, DDISV exercised an option to extend the term of the lease for a period of five additional years commencing August 1, 2002 and terminating July 31, 2007. The subject premises comprise 32,025 square feet of office and manufacturing space that are and have been occupied by the company’s Milpitas operation. The amendment largely incorporated pre-existing lease terms and conditions. The triple net lease carries a monthly base rent equal to $1.90 per square foot in year one of the renewal term and is subject to annual increases of 4%. Rental charges and other terms of the amendment are characteristic of comparable office/manufacturing facilities located in the San Jose/Milpitas area. D&D Tarob Properties, the landlord of the premises, received over 5% of its annual revenues for the year 2001 from rental payments made by the Company. Total lease payments made by the DDISV to D&D during calendar year 2001 equaled $500,000. The Company anticipates that that sum will increase by approximately three percent in the year 2002.

The Company believes that the terms of the above-referenced transactions were equal to or better than those that could be negotiated between the Company and a third party in arm’s-length transactions.

On November 30, 2001, pursuant to the terms of a Secured Promissory Note and Pledge Agreement, the Company loaned the sum of $600,000 to Bruce D. McMaster, President and Chief Executive Officer and member of the Board of Directors of the Company. The note bears interest at the Applicable Federal Rate (2.7% per annum), has a one-year term, and is collateralized by 85,417 shares of Common Stock of DDi Corp. The terms relating to this loan were not negotiated at arm’s-length and were more favorable to Mr. McMaster than terms that could be obtained by an unaffiliated third party.

The Company believes that the above-referenced transactions will not have a material effect on the Company’s financial condition.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 2000, and except as disclosed in the following paragraph, the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements.

The following persons made late filings of reports under Section 16(a) of the Exchange Act that related to transactions that occurred during Fiscal 2001: (a) Murray Kenney, one of the Company’s directors, filed a late Form 3 in connection with his initial appointment as a director; (b) Robert Guezuraga, one of the Company’s directors, filed a late Form 3 in connection with his initial appointment as a director; (c) Michael Moisan, one of the Company’s executive officers, filed a late Form 3 in connection with his initial appointment as an executive officer; (d) Edward Conard, one of the Company’s directors, did not file a timely Form 4 in connection four sales of the Company’s Common Stock in May 2001; (e) Charles Dimick, the Company’s former Chairman, filed a late Form 5 relating to his security holdings as of December 31, 2001 and filed one late Form 4 relating to a forward sales contract Mr. Dimick entered into in August 2001; and (f) John Peters, a former executive officer of the Company, filed two late Forms 4-one in connection with one sale of Common Stock in July 2001 and one in connection with four sales of Common Stock in August 2001.

SUBMISSION OF STOCKHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2003 ANNUAL MEETING

Nominations for Directors for the 2003 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must have been delivered to or mailed and received at the Company’s principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

Therefore, in order to be timely for the 2003 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 13, 2003 and not later than March 15, 2003. To be effective, the written notice must include (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of the Company’s stock which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of the Company’s shares which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Stockholder Proposals for the 2003 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

If you want the Company to consider including a proposal in the Company’s proxy materials relating to the annual meeting of stockholders to be held in the year 2003, you must submit such proposal to the Company no later than December 18, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the Company will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at the Company’s address set forth on the first page of this Proxy Statement.

With respect to any proposal that one of the Company’s stockholders presents an annual meeting of stockholders that is not submitted for inclusion in the Company’s proxy materials, to be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. With respect to any proposal that a stockholder of the Company presents at the 2003 Annual Meeting of Stockholders that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such Annual Meeting of Stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) the Company is notified of such proposal no later than March 15, 2003, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

AVAILABILITY OF ANNUAL REPORT

You may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to the Company at the Company’s address set forth on the first page of this Proxy Statement, attention: Joseph P. Gisch, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By	Order of the Board of Directors,

Jos	eph P. Gisch
Secretary

Anaheim, California
April 12, 2002

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDI Corp., a Delaware corporation (the “Company”), hereby appoints Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 2002, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on March 22, 2002, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE PROXIES DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone: simply follow the instructions on the reverse side of this card.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

----------------------------------------------------------------------------------------------------------------------------------------
< FOLD AND DETACH HERE <

THE LISTED NOMINEES AND THE PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSAL.	Please mark your votes as indicated in this example

				FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS II DIRECTORS:			2. RATIFICATION OF INDEPENDENT AUDITORS:	☐	☐	☐
Nominees for election to the Board of Directors:	FOR All nominees listed to the left(except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.
	☐	☐
01 Robert Guezuraga			The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.
02 Murray Kenney
03 Bruce D. McMaster
04 Stephen M. Zide

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee’s name on the space provided below.)	I plan to attend the Annual Meeting	☐

Dated: ,2002

Signature

Signature if held jointly

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

----------------------------------------------------------------------------------------------------------------------------------------
FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/ddic		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
OR
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

[SCRIPT FOR TELEPHONE VOTING]

Speech 1:

Welcome.
Please enter the control number located in the lower right hand corner of the form.

Speech 1A:

This telephone proxy system allows you to authorize by telephone the voting of your shares. Your vote will not be authorized until you have responded to all of the questions. Voting is explained in the Proxy Statement dated April 12, 2002, which you received by mail.

If you encounter difficulties in voting by telephone, please complete the card you received with the Proxy Statement dated April 12, 2002, and mail it in the envelope provided to you.

This proxy is solicited on behalf of the Board of Directors of DDi Corp. By responding to these questions, you hereby appoint Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in your name at the Annual Meeting of Stockholders of the Company to be held on May 14, 2002, and at any and all adjournments, to vote all shares of the capital stock of DDi Corp. held of record by you on March 22, 2002, as if you were present and voting the shares. This proxy will be voted as you direct. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Speech 2:

To vote as the DDi Corp. board recommends PRESS 1 now

Speech 2A:

You voted as the board recommended.
If correct PRESS 1.
If incorrect PRESS 0.

Speech 3:

To vote on each proposal separately PRESS 0 now.

Speech 4:

PROPOSAL 1

To vote
FOR ALL nominees, PRESS 1
WITHHOLD for ALL NOMINEES PRESS 9
WITHHOLD for an INDIVIDUAL NOMINEE PRESS 0

Speech 5:

Enter the two-digit number that appears next to the NOMINEE you do not wish to vote for.

Speech 5A:

PRESS 1 to WITHHOLD for another NOMINEE
or
PRESS 0 if you have completed voting for Directors.

Speech 6:

PROPOSAL 2

To vote
FOR, PRESS 1
AGAINST, PRESS 9
ABSTAIN, PRESS 0

Speech 7A

You voted as follows:

PROPOSAL 1
FOR ALL or WITHHOLD FOR ALL or for ALL EXCEPT #

PROPOSAL 2
FOR, AGAINST, ABSTAIN – and so on.

If this is correct, PRESS 1 now
If incorrect, PRESS 0.

Closing A

Thank you for voting

Closing B **

Your vote has been canceled. Please try again, or mark, sign and return your proxy.

Speech 9

If you plan to attend the annual meeting, PRESS 1
If not, PRESS 0

** Closing	B – if shareholder indicates their vote was incorrect.

[TEXT OF COMPUTER SCREENS FOR INTERNET
PROXY VOTING BY REGISTERED SHAREOWNERS]

Screen 1:

[DDi Corp. Logo]            [Mellon Investor Services Logo]

Please click on the proceed button below to continue to the secure voting site.

[Proceed]

Screen 2:

[DDi Corp. Logo]            [Mellon Investor Services Logo]

Please enter the 11-digit control number provided to you.
Do not enter any spaces in the control number field.

[                                ]

[Proceed]

Screen 3:

[DDi Corp. Logo]            [Mellon Investor Services Logo]

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the “Company”), hereby appoints Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 2002, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on March 22, 2002, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSAL.

You may submit your vote as the Board of Directors
recommends by clicking this button.

[Submit Your Vote]

OR

1. ELECTION OF CLASS II DIRECTORS:

Nominees for election to the Board of Directors:

[            ] For all nominees (except those marked below).

[            ] Withhold authority for all nominees.

Or, check the box for the Director(s) from whom you wish to withhold your vote:

[            ] 01 Robert Guezuraga
[            ] 02 Murray Kenney
[            ] 03 Bruce D. McMaster

[            ] 04 Stephen M. Zide

2. RATIFICATION OF INDEPENDENT AUDITORS:

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

[            ] For
[            ] Against
[            ] Abstain

Check the box below, if the option applies to you.
[            ] I plan to attend the Annual Meeting

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

[Submit Your Vote]

To change the address of record for your registered shares, please use Mellon Investor Services LLC change of address form.

Screen 4:

[DDi Corp. Logo]            [Mellon Investor Services Logo]

Voter Control Number:

You have voted your proxy in the following manner:

1. ELECTION OF CLASS II DIRECTORS:

Nominees for election to the Board of Directors:

2. RATIFICATION OF INDEPENDENT AUDITORS:

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Please review your vote.

If this is not how you intended to vote, please use the Back button on your browser, change your vote and resubmit.

If this is how you intended to vote, please click the Proceed button.

[Proceed]

Screen 5:

[DDi Corp. Logo]            [Mellon Investor Services Logo]

Success! Your vote has been cast and will be tabulated by Mellon Investor Services within 24 hours.

You can now vote another proxy card, or go to [DDi Corp.’s] homepage.

[Vote Another Proxy]